SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 29, 2008

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

50 E-Business Way, Sharonville, Ohio	45241
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 29, 2008, Multi-Color Corporation (“Multi-Color”) and Collotype International Holdings Pty Limited (“Collotype”) entered into a new five-year $200 million credit facility, with an election to increase the facility by up to an additional $50 million (“Credit Facility”), and Multi-Color terminated its existing $50 million credit facility. Multi-Color entered into the Credit Facility in connection with its acquisition (“Acquisition”) of Collotype on February 29, 2008. The Acquisition is described under Item 2.01 below.

The aggregate principal amount of $200 million will be available under the Senior Credit Facility through: (i) a $110 million five-year revolving credit facility (“US Revolving Credit Facility”); (ii) the Australian dollar equivalent of a $40 million five-year revolving credit facility (“Australian Sub-Facility”); and (iii) a $50 million term loan facility (“Term Loan Facility”). The $50 million Term Loan Facility was fully drawn down on February 29, 2008.

The US Revolving Credit Facility and the Australian Sub-Facility may be used for working capital, capital expenditures and other corporate purposes. Loans under the Senior Credit Facility will bear interest either at: (i) the greater of (a) Bank of America’s prime rate in effect from time to time; and (b) the federal funds rate in effect from time to time plus 0.5%; or (ii) the applicable London interbank offered rate plus the applicable margin for such loans which ranges from 0.75% to 2.00% based on Multi-Color’s leverage ratio at the time of the borrowing.

The Credit Facility contains customary representations and warranties as well as customary negative and affirmative covenants. The Credit Facility requires Multi-Color to maintain the following financial covenants: (i) a minimum consolidated net worth; (ii) a maximum consolidated leverage ratio of 3.75 to 1.00 (subject to certain step-downs); and (iii) a minimum consolidated interest charge coverage ratio of 3.50 to 1.00.

The Credit Facility contains customary mandatory and optional prepayment provisions, customary events of default, and is secured by capital stock of subsidiaries, intercompany debt and Multi-Color’s property and assets.

The lenders under the Credit Facility are a syndicate of financial institutions (including Bank of America N.A.) arranged by Banc of America Securities, LLC. Bank of America, N.A. will act as sole administrative and collateral agent with respect to the US Revolving Credit Facility and the Term Loan Facility. Westpac Institutional Bank will act as sole administrative and collateral agent with respect to the Australian Sub-Facility.

The foregoing description is qualified by reference to the Credit Facility, a copy of which is attached as an exhibit to this Report.

ITEM 1.02	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

As described in Item 1.01 above, Multi-Color terminated its existing $50 million credit facility on February 29, 2008 in connection with the completion of the Acquisition and entry into the Credit Facility. The existing $50 million credit facility was entered into by Multi-Color on May 15, 2007, by and among Multi-Color, certain financial institutions and LaSalle Bank National Association as administrative agent.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 29, 2008, Multi-Color acquired Collotype. The Acquisition was completed pursuant to the terms of the Share Sale and Purchase Agreement (the “Agreement”) entered into on January 21, 2008 by Multi-Color, Collotype, Collotype Labels International Pty Limited (“Collotype Labels International”), and the direct or indirect holders (“Selling Shareholders”) of Collotype shares. Multi-Color acquired, directly or indirectly, all of the issued capital shares of Collotype for $200 million Australian Dollars (AUD) plus an additional AUD $10 million upon achieving certain financial targets. The Selling Shareholders received a portion of the proceeds in the form of 2,026,000 shares of Multi-Color Common Stock.

The Selling Shareholders have agreed to indemnify Multi-Color with respect to the Acquisition, including losses arising out of a breach of their warranties or covenants under the Agreement. Certain indemnification obligations of the Selling Shareholders are limited to losses that, in the aggregate, do not exceed AUD $21 million. The Agreement provides that AUD $5 million of the cash consideration will be placed in escrow for a period of up to four years to fund certain potential indemnification obligations of the Selling Shareholders.

A copy of Multi-Color’s Press Release announcing the completion of the Acquisition and entry into the Senior Credit Facility is attached as an exhibit to this Report. A copy of the Agreement was filed as an exhibit to Multi-Color’s Current Report on Form 8-K filed on January 25, 2008, and the description of the Acquisition and the Agreement contained herein is qualified by reference to the Agreement.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As described under Item 2.01 above and previously disclosed in Multi-Color’s Current Report on Form 8-K filed on January 25, 2008, a portion of the consideration paid by Multi-Color in the Acquisition was paid in the form of 2,026,000 shares of Multi-Color’s Common Stock. The shares were issued to certain Selling Shareholders without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Regulation S and/or Section 4(2) of the Act, as amended.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective upon the completion of the Acquisition on February 29, 2008, Nigel Vinecombe was elected to Multi-Color’s Board of Directors and appointed to serve as President of Multi-Color’s International Business Unit. On February 29, 2008, Mr. Vinecombe and Collotype Labels Pty Ltd, a subsidiary of Multi-Color following the Acquisition (“Collotype Labels”), entered into an Employment Agreement whereby Mr. Vinecombe agreed to provide specified management services. The Employment Agreement has an initial term of three years. Collotype Labels may terminate the Employment Agreement upon three or six months notice, depending on the circumstances.

Pursuant to the Employment Agreement, Mr. Vinecombe will receive a salary of AUD $240,000 and Collotype Labels will make a superannuation payment (pension-related payment) in the amount of AUD $24,000 on behalf of Mr. Vinecombe each year. He will also be provided a motor vehicle. Mr. Vinecombe will be subject to an obligation to use confidential information (as defined in the Employment Agreement) in accordance with the restrictions provided in the Employment Agreement and the Employment Agreement includes certain noncompete undertakings by Mr. Vinecombe.

Prior to the Acquisition, Mr. Vinecombe (age 44) had served as Group Managing Director of Collotype Labels since 2000.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

As permitted by Item 9.01(a)(4) of Form 8-K, Multi-Color will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment of this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(b) Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, Multi-Color will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment of this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this Form 8-K must be filed.

(c) Exhibits

Exhibit No.	Description
3.1	Share Sale and Purchase Agreement dated January 21, 2008 (incorporated by reference to Multi-Color’s Current Report on Form 8-K filed on January 25, 2008)

10.1	Credit Agreement dated as of February 29, 2008

10.2	Guaranty and Collateral Agreement dated as of February 29, 2008

10.3	Pledge and Security Agreement dated as of February 29, 2008

10.4	Employment Agreement dated February 29, 2008, by and between Collotype and Nigel Vinecombe

99.1	Press Release dated February 29, 2008, announcing consummation of the Acquisition and entry into the Senior Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ James H. Reynolds
Name:	James H. Reynolds
Title:	Vice President, Corporate Controller and Chief Accounting Officer

Date:	March 6, 2008

Index to Exhibits

Exhibit No.	Description
3.1	Share Sale and Purchase Agreement dated January 21, 2008 (incorporated by reference to Multi-Color’s Current Report on Form 8-K filed on January 25, 2008)

10.1	Credit Agreement dated as of February 29, 2008

10.2	Guaranty and Collateral Agreement dated as of February 29, 2008

10.3	Pledge and Security Agreement dated as of February 29, 2008

10.4	Employment Agreement dated February 29, 2008, by and between Collotype and Nigel Vinecombe

99.1	Press Release dated February 29, 2008, announcing consummation of the Acquisition and entry into the Senior Credit Facility